Exhibit 99(i)

news release	Great Lakes Chemical Corporation 9025 North River Road, Suite 400 Indianapolis, IN 46240 USA

Telephone: (1) 317 715 3000 Facsimile: (1) 317 715 3060 www.greatlakes.com

FOR IMMEDIATE RELEASE
(Issued July 21, 2004)

POLYMER ADDITIVES SEGMENT DRIVES STRONGER EARNINGS FOR
GREAT LAKES IN SECOND QUARTER 2004

INDIANAPOLIS, INDIANA - Great Lakes Chemical Corporation (NYSE:GLK) today reported income from continuing operations of $27.8 million, or $0.55 per share, for the second quarter 2004, compared to income of $16.9 million, or $0.33 per share, for the second quarter of 2003. Second quarter 2004 net sales from continuing operations were $454.0 million, a 9 percent increase, compared to $416.7 million reported in the corresponding period in 2003.

Adjusted income from continuing operations, which excludes asset impairments, restructuring charges, certain other significant items in both periods, and an income tax reserve release, amounted to $22.5 million, or $0.44 per share for second quarter 2004, a 49 percent increase, compared to $15.1 million, or $0.30 per share, for the corresponding period last year.

In second quarter 2004, the Company recognized after-tax restructuring charges and certain other significant items totaling $(12.2) million, or $(0.23) per share. These charges include asset impairments, restructuring charges, and certain other significant items, which are described in greater detail in the notes to the accompanying consolidated statements of operations. Results in the second quarter also include a settlement reached with the Internal Revenue Service on open audit issues related to the Company’s treatment of certain international cash repatriation transactions in its federal income tax filings for 1995 through 2000. As a result of this settlement and through evaluation of its remaining income tax reserves, the Company released a net $17.5 million, or $0.34 per share, of tax benefit to earnings.

A second quarter 2004 net loss from discontinued operations of $(14.2) million, or $(0.28) per share, was primarily due to a non-cash $(12.8) million currency translation loss recognized as a result of substantially liquidating the Company’s net investment in a UK-based foreign subsidiary. This amount was previously recorded as a component of stockholders’ equity.

Including discontinued operations, Great Lakes reported net income for second quarter 2004 of $13.6 million, or $0.27 per share. This compares to net income of $18.9 million, or $0.38 per share, for the corresponding period last year.

Second quarter 2004 net sales growth of 9 percent reflects 5 percent volume growth, 4 percent attributable to acquisitions, and favorable foreign currency effects of 2 percent offset by a 2 percent decline in selling prices, primarily in the Company’s Specialty Products business unit.

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“Our operating results improved significantly for second quarter 2004 thanks in large part to the strong performance of our Polymer Additives business,” said Mark Bulriss, Great Lakes chairman, president, and chief executive officer. “The considerable progress made by the Polymer Additives business reflects our continuing efforts to pursue higher levels of profitability and provide innovative solutions to our customers.”

He added, “Our overall performance is extremely rewarding in view of the challenges presented by a fire that occurred in the second quarter at a Specialty Products business warehouse during the height of buying activity for the swimming pool season. Despite this disruption, our operating margin for the Company, as a whole, increased to 9 percent in the second quarter compared to 7 percent in the corresponding period last year.”

Bulriss concluded, “Our efforts to consolidate facilities and streamline our organization are beginning to deliver the results we expected. By continuing to concentrate on the factors within our control, we enhance our ability to deliver improved earnings and strong cash flows.”

Update on Warehouse Fire

As a result of the warehouse fire at the Company’s BioLab Inc. subsidiary, previously disclosed on May 25, 2004, the Company recorded $5.5 million in the second quarter for losses recognized to date, representing costs incurred in excess of insurance recoveries. Costs including business interruption losses will be partially offset by additional insurance recoveries, although the net impact is not yet determinable. The Company believes liability claims caused by the fire are adequately covered by insurance.

While the Company continues to estimate the full effect of the fire on the Specialty Products business, the Company believes up to $20 million of sales that would otherwise have occurred in the second or third quarter of this year will not be recovered.

Business Unit Performance - Continuing Operations
(Adjusted for Asset Impairments, Restructuring Charges, and Certain Other Significant Items)

The Polymer Additives business posted strong gains in net sales and operating income in the second quarter. Net sales for the Polymer Additives business increased 15 percent to $214.5 million, from $187.3 million in 2003. Improved demand in key end markets, the positive effects of foreign currency translation, and a newly formed joint venture drove the sales increase. Operating income in the second quarter increased to $12.6 million from a break-even level last year due to productivity gains, stronger sales volumes, and higher selling prices that more than offset the impact of higher raw material and energy costs.

Specialty Products reported second quarter 2004 net sales of $216.7 million, 6 percent higher than the corresponding period in 2003. Acquisitions and stronger foreign currencies against the U.S. dollar drove the increase. Second quarter operating income declined 7 percent to $34.1 million from $36.5 in the second quarter of 2003. Lost sales and production disruptions caused by a warehouse fire along with lower selling prices drove the decline in operating income during the quarter.

Net sales in second quarter 2004 for the Performance Chemicals business unit decreased to $22.8 million from $24.8 million in 2003. Sales volumes were essentially flat with lower selling prices compared to the corresponding period last year. Operating income in the second quarter 2004 decreased to $3.3 million from $3.5 million in the second quarter last year. Productivity gains could not completely offset the impact of lower selling prices.

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Six Month Results

For the first six months of 2004, the Company reported net sales from continuing operations of $822.1 million, a 10 percent increase, compared to $750.7 million in the same period last year. Income from continuing operations, was $23.7 million, or $0.47 per share, versus $17.8 million, or $0.35 per share, for the corresponding period last year. Adjusted income from continuing operations for the first six months of 2004 amounted to $29.2 million, or $0.57 per share, compared to $16.0 million, or $0.32 per share, for the same period last year.

Including the results of discontinued operations, Great Lakes reported net income for the first six months of 2004 of $8.6 million, or $0.17 per share, compared to $18.1 million, or $0.36 per share, for the corresponding period last year.

Investor Conference Call

Great Lakes will host a conference call to discuss the Company’s second quarter 2004 earnings on July 22, 2004, at 11:00 a.m. ET / 10:00 CT / 9:00 a.m. MT / 8:00 a.m. PT. The conference call will also be simultaneously web cast from the Financial Events page of the Great Lakes web site (www.greatlakes.com).

Forward Looking Statement and non-GAAP Financial Measurement

This press release contains forward-looking statements involving risks and uncertainties that affect the company’s expectations as discussed in Great Lakes Chemical Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. Accordingly, there is no assurance the company’s expectations will be realized.

This release also contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission, including adjusted operating income (loss) and adjusted income (loss) from continuing operations. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

# # #

Great Lakes Chemical Corporation is the world’s leading producer of certain specialty chemicals for such applications as water treatment, household cleaners, flame retardants, polymer stabilizers, fire suppression, and performance chemicals. The stock of the company is traded on the New York Stock Exchange (NYSE:GLK). For more information, please visit the Great Lakes web site at www.greatlakes.com.

Analyst contact:
Jeff Potrzebowski +1 317 715 3027 / investorinfo@glcc.com

Media contact:
Wendy Chance +1 317 715 3027 / wchance@glcc.com

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations
(millions, except per share data)
(unaudited)

	Three Months Ended June 30			Three Months Ended June 30

	2004 (GAAP Basis)	Charges (A)	2004 (Adjusted)	2003 (GAAP Basis)	Charges (A)	2003 (Adjusted)
Net Sales	$ 454.0	$ --	$ 454.0	$ 416.7	$ --	$ 416.7
Operating Expenses
Costs of products sold	350.9	(2.9)	348.0	323.8	--	323.8
Selling, general and administrative expenses	72.9	(8.4)	64.5	61.1	1.5	62.6
Asset impairments	4.6	(4.6)	--	--	--	--

Total Operating Expenses	428.4	(15.9)	412.5	384.9	1.5	386.4

Operating Income	25.6	15.9	41.5	31.8	(1.5)	30.3
Interest Income (Expense) - net	(6.2)	--	(6.2)	(6.8)	--	(6.8)
Other Income (Expense) - net	(4.4)	1.9	(2.5)	(0.5)	(1.1)	(1.6)
Income from Continuing Operations
before Income Taxes and Cumulative
Effect of Accounting Change	15.0	17.8	32.8	24.5	(2.6)	21.9
Income Taxes (Credit)	(12.8)	23.1	10.3	7.6	(0.8)	6.8
Income from Continuing Operations before
Cumulative Effect of Accounting Change	27.8	(5.3)	22.5	16.9	(1.8)	15.1

Discontinued Operations:
Income (Loss) from Discontinued Operations, net of income taxes (credit) of $(0.6) and $0.9, respectively (B)	(14.2)		(14.2)	2.0		2.0

Income before Cumulative Effect of Accounting Change	13.6		8.3	18.9		17.1

Cumulative Effect of Accounting Change,
net of income taxes	--		--	--		--

Net Income	$ 13.6		$ 8.3	$ 18.9		$ 17.1

Earnings (Loss) per Share - Basic and Diluted:
Income (Loss) before Cumulative Effect of
Accounting Change
Continuing Operations	$ 0.55		$ 0.44	$ 0.33		$ 0.30
Discontinued Operations	(0.28)		(0.28)	0.05		0.05

	0.27		0.16	0.38		0.35
Cumulative Effect of Accounting Change	--		--	--		--

Net Income	$ 0.27		$ 0.16	$ 0.38		$ 0.35

Average Shares Outstanding:
Basic	50.7		50.7	50.3		50.3
Diluted	51.0		51.0	50.3		50.3

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations (continued)

Business Unit Results - Continuing Operations
	Three Months Ended June 30			Three Months Ended June 30

	2004 (GAAP Basis)	Charges (A)	2004 (Adjusted)	2003 (GAAP Basis)	Charges (A)	2003 (Adjusted)
Net Sales to External Customers:
Polymer Additives	$ 214.5	$ --	$ 214.5	$ 187.3	$ --	$ 187.3
Specialty Products	216.7	--	216.7	204.6	--	204.6
Performance Chemicals	22.8	--	22.8	24.8	--	24.8
Corporate and Other	--	--	--	--	--	--

Net Sales	$ 454.0	$ --	$ 454.0	$ 416.7	$ --	$ 416.7

Operating Income (Loss):
Polymer Additives	$ 6.3	$ 6.3	$ 12.6	$ 0.1	$ --	$ 0.1
Specialty Products	32.9	1.2	34.1	35.4	1.1	36.5
Performance Chemicals	3.3	--	3.3	6.6	(3.1)	3.5
Corporate and Other	(16.9)	8.4	(8.5)	(10.3)	0.5	(9.8)

Operating Income (Loss)	$ 25.6	$15.9	$ 41.5	$ 31.8	$(1.5)	$ 30.3

(A)	Asset impairments, restructuring charges and certain other significant items have been excluded from Reported (GAAP basis) Income (Loss) from Continuing Operations to provide Adjusted Income (Loss) from Continuing Operations. The components of these excluded charges (credits) are summarized below.

	2004	2003
Asset impairments	$ 4.6	$ --
Restructuring charges	1.9	--
Change in useful life of enterprise software (Corporate)	7.8	--
Business interruption - facility fires (Specialty Products)	0.9	--
External consulting fees - restructuring related (Corporate)	0.5	--
Litigation settlement (Performance Chemicals)	--	(3.1)
Other	0.2	1.6

Charges excluded from operating income (loss)	15.9	(1.5)
Asset write-offs and other costs related to
facility fires, net of insurance recoveries (Specialty Products)	5.1	--
Gain on sale of non-operating site	(3.2)	--
Arbitration settlement (Specialty Products)	--	(1.1)

Total charges excluded from income (loss) from
continuing operations before income taxes	17.8	(2.6)
Income taxes (credit)	(5.6)	0.8
Income tax reserve release	(17.5)	--

Total (credits) charges	$ (5.3)	$ (1.8)

(B)	Income (loss) from Discontinued Operations in 2004 includes $12.8 million of loss reflecting the reclassification to earnings of currency translation related to the Fine Chemicals business previously recorded as a component of stockholders' equity.

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations
(millions, except per share data)
(unaudited)

	Six Months Ended June 30			Six Months Ended June 30

	2004 (GAAP Basis)	Charges (A)	2004 (Adjusted)	2003 (GAAP Basis)	Charges (A)	2003 (Adjusted)
Net Sales	$ 822.1	$ --	$ 822.1	$ 750.7	$ --	$ 750.7
Operating Expenses
Costs of products sold	648.9	(10.8)	638.1	589.3	--	589.3
Selling, general and administrative expenses	137.5	(14.5)	123.0	118.3	1.5	119.8
Asset impairments	4.9	(4.9)	--	--	--	--

Total Operating Expenses	791.3	(30.2)	761.1	707.6	1.5	709.1

Operating Income	30.8	30.2	61.0	43.1	(1.5)	41.6
Interest Income (Expense) - net	(12.5)	--	(12.5)	(13.4)	--	(13.4)
Other Income (Expense) - net	(9.3)	3.1	(6.2)	(3.9)	(1.1)	(5.0)
Income from Continuing Operations
before Income Taxes and Cumulative
Effect of Accounting Change	9.0	33.3	42.3	25.8	(2.6)	23.2
Income Taxes (Credit)	(14.7)	27.8	13.1	8.0	(0.8)	7.2

Income from Continuing Operations before
Cumulative Effect of Accounting Change	23.7	5.5	29.2	17.8	(1.8)	16.0

Discontinued Operations:
Income (Loss) from Discontinued Operations,
net of income taxes (credit) of $(1.0) and $1.6,
respectively (B)	(15.1)		(15.1)	3.6		3.6

Income before Cumulative Effect of
Accounting Change	8.6		14.1	21.4		19.6

Cumulative Effect of Accounting Change,
net of income taxes	--		--	(3.3)		(3.3)

Net Income	$ 8.6		$ 14.1	$ 18.1		$ 16.3

Earnings (Loss) per Share - Basic and Diluted:
Income (Loss) before Cumulative Effect of
Accounting Change
Continuing Operations	$ 0.47		$ 0.57	$ 0.35		$ 0.32
Discontinued Operations	(0.30)		(0.30)	0.08		0.08

	0.17		0.27	0.43		0.40
Cumulative Effect of Accounting Change	--		--	(0.07)		(0.07)

Net Income	$ 0.17		$ 0.27	$ 0.36		$ 0.33

Average Shares Outstanding:
Basic	50.7		50.7	50.2		50.2
Diluted	50.9		50.9	50.3		50.3

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations (continued)

Business Unit Results - Continuing Operations
	Six Months Ended June 30			Six Months Ended June 30

	2004 (GAAP Basis)	Charges (A)	2004 (Adjusted)	2003 (GAAP Basis)	Charges (A)	2003 (Adjusted)
Net Sales to External Customers:
Polymer Additives	$ 412.4	$ --	$ 412.4	$ 373.2	$ --	$ 373.2
Specialty Products	361.5	--	361.5	326.3	--	326.3
Performance Chemicals	48.2	--	48.2	51.2	--	51.2
Corporate and Other	--	--	--	--	--	--

Net Sales	$ 822.1	$ --	$ 822.1	$ 750.7	$ --	$ 750.7

Operating Income (Loss):
Polymer Additives	$ 7.3	$13.3	$ 20.6	$ 2.9	$ --	$ 2.9
Specialty Products	46.9	2.7	49.6	50.8	1.1	51.9
Performance Chemicals	7.4	--	7.4	9.9	(3.1)	6.8
Corporate and Other	(30.8)	14.2	(16.6)	(20.5)	0.5	(20.0)

Operating Income (Loss)	$ 30.8	$30.2	$ 61.0	$ 43.1	$(1.5)	$ 41.6

(A)	Asset impairments, restructuring charges and certain other significant items have been excluded from Reported (GAAP basis) Income (Loss) from Continuing Operations to provide Adjusted Income (Loss) from Continuing Operations. The components of these excluded charges (credits) are summarized below.

	2004	2003
Asset impairments	$ 4.9	$ --
Restructuring charges	9.3	--
Change in useful life of enterprise software (Corporate)	12.6	--
Business interruption - facility fires (Specialty Products)	1.5	--
External consulting fees - restructuring related (Corporate)	1.0	--
Litigation settlement	--	(3.1)
Other	0.9	1.6

Charges excluded from operating income (loss)	30.2	(1.5)
Asset write-offs and other costs related to
facility fires, net of insurance recoveries (Specialty Products)	6.3	--
Sale of non-operating site	(3.2)	--
Arbitration settlement (Specialty Products)	--	(1.1)

Total charges excluded from income (loss) from
continuing operations before income taxes	33.3	(2.6)
Income taxes (credit)	(10.3)	0.8
Income tax reserve release	(17.5)	--

Total charges (credits)	$ 5.5	$(1.8)

(B)	Income (loss) from Discontinued Operations in 2004 includes $12.8 million of loss reflecting the reclassification to earnings of currency translation related to the Fine Chemicals business previously recorded as a component of stockholders' equity.

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Balance Sheets
(millions)

	June 30, 2004	December 31, 2003

	(unaudited)
ASSETS

Cash and cash equivalents	$ 83.8	$ 171.2
Accounts and notes receivable	397.0	268.9
Inventories	262.5	260.2
Prepaid expenses	27.7	26.4
Deferred income taxes	5.7	4.1
Current assets - discontinued operations	9.9	29.6

Total current assets	786.6	760.4
Plant and equipment	1,297.9	1,294.0
Less allowances for depreciation, depletion and amortization	(757.2)	(723.9)

Net plant and equipment	540.7	570.1
Goodwill	204.0	205.7
Intangible assets	74.0	63.4
Investments in and advances to unconsolidated affiliates	20.9	22.5
Other assets	22.5	24.7
Deferred income taxes	38.3	46.4
Non-current assets - discontinued operations	1.4	--

	$ 1,688.4	$ 1,693.2

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$ 172.8	$ 171.7
Accrued expenses	146.7	132.4
Income taxes payable	37.2	71.9
Dividends payable	4.8	4.8
Notes payable and current portion of long-term debt	11.0	7.1
Current liabilities - discontinued operations	11.9	15.0

Total current liabilities	384.4	402.9
Long-term debt, less current portion	420.7	427.6
Other non-current liabilities	95.1	106.4
Non-current liabilities - discontinued operations	5.1	6.0
Minority interest	31.5	6.8

STOCKHOLDERS' EQUITY

Common stock, $1 par value, authorized 200.0 shares, issued 73.2 and 73.0 shares	73.2	73.0
for 2004 and 2003, respectively
Additional paid-in capital	125.9	124.7
Retained earnings	1,611.9	1,612.9
Treasury stock, at cost, 22.4 shares for 2004 and 2003	(1,033.6)	(1,035.9)
Accumulated other comprehensive loss	(25.8)	(31.2)

Total stockholders' equity	751.6	743.5

	$ 1,688.4	$ 1,693.2

Great Lakes Chemical Corporation and Subsidiaries
Condensed Statements of Cash Flows (GAAP Basis)
(millions)
(unaudited)

	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003

OPERATING ACTIVITIES
Net Income	$ 8.6	$ 18.1
Adjustments to reconcile net income to net cash used for operating activities - continuing operations
Income (loss) from discontinued operations	15.1	(3.6)
Cumulative effect of accounting change	--	3.3
Asset impairments	4.9	--
Depreciation and depletion	51.2	41.0
Amortization of intangible assets	3.3	2.4
Income tax reserve release	(17.5)	--
Costs related to facility fires, net of insurance recoveries	4.8	--
Effect of working capital changes, excluding cash and cash equivalents	(118.9)	(82.0)
Other operating activities, net	(2.5)	0.1

Net Cash Used for Operating Activities - Continuing Operations	(51.0)	(20.7)

INVESTING ACTIVITIES
Plant and equipment additions	(32.7)	(29.9)
Business combinations, net of cash acquired	--	(65.7)
Proceeds from sale of assets	4.9	3.9
Other investing activities, net	(0.9)	0.1

Net Cash Used for Investing Activities - Continuing Operations	(28.7)	(91.6)
FINANCING ACTIVITIES
Net (repayments) borrowings	(1.7)	1.7
Proceeds from stock options exercised	2.2	--
Cash dividends paid	(9.6)	(9.0)
Other financing activities, net	0.4	(1.4)

Net Cash Used for Financing Activities - Continuing Operations	(8.7)	(8.7)
Effect of Exchange Rate Changes on Cash and Cash Equivalents -
Continuing Operations	0.4	3.3

Net Cash Used for Continuing Operations	(88.0)	(117.7)
Net Cash Provided by Discontinued Operations	0.6	1.6

Decrease in Cash and Cash Equivalents	(87.4)	(116.1)
Cash and Cash Equivalents at Beginning of Year	171.2	259.1

Cash and Cash Equivalents at End of Period	$ 83.8	$ 143.0

Reconciliation of Free Cash Flow (1)	Three Months Ended March 31, 2004	Six Months Ended June 30, 2004	Change During Second Quarter 2004

Net cash (used for) provided by operating activities - continuing operations	$(93.5)	$(51.0)	$ 42.5
Plant and equipment additions	(13.4)	(32.7)	(19.3)

Free Cash Flow - Continuing Operations	$(106.9)	$(83.7)	$ 23.2

	Three Months Ended March 31, 2003	Six Months Ended June 30, 2003		Change During Second Quarter 2003

Net cash (used for) provided by operating activities - continuing operations	$(100.5)	$(20.7)		$ 79.8
Plant and equipment additions	(12.5)	(29.9)		(17.4)

Free Cash Flow - Continuing Operations	$(113.0)	$(50.	6)	$ 62.4

(1)	Defined as net cash (used for) provided by operating activities - continuing operations less plant and equipment additions